Exhibit 99.1

NEWS FROM SEI

Investor Contact:	Media Contact:
Murray Louis	Dana Grosser
(610) 676-1932	(610) 676-2459
mlouis@seic.com	dgrosser@seic.com
Pages: 8

FOR IMMEDIATE RELEASE

SEI REPORTS THIRD-QUARTER 2009 FINANCIAL RESULTS

OAKS, Pa., October 21, 2009 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for third quarter 2009, reporting decreases in revenues and increases in net income attributable to SEI and diluted earnings per share compared to third quarter 2008.

Consolidated Overview

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
(In thousands, except earnings per share)	2009	2008	%	2009	2008	%
Revenues	$275,933	$316,086	(13)%	$776,553	$979,517	(21)%
Net Income attributable to SEI	52,727	34,495	53%	128,498	129,605	(1)%
Diluted Earnings Per Share	$0.27	$0.18	50%	$0.67	$0.66	2%

“Our third-quarter results reflect the impact from improving capital markets and the cost reduction initiatives we put in place earlier this year,” said Alfred P. West, Jr., SEI Chairman and CEO.

“While improving capital markets resulted in favorable comparisons to second quarter 2009; the still-depressed levels continue to have a negative impact on company results compared to third quarter 2008. That said, our financial strength enables us to continue to implement the long term strategies vital to the sustained success of our company.

“As always, we are focused on our clients’ well-being and success. We are firm in our belief that what we are doing will significantly benefit our clients and SEI both today and in the future.”

Summary of Third-Quarter and Year to Date Results by Business Segment

	For the Three Month Period Ended September 30,			For the Nine Month Period Ended September 30,
(In thousands)	2009	2008	%	2009	2008	%
Private Banks:
Revenues	$88,561	$99,882	(11)%	$272,154	$310,538	(12)%
Expenses	79,549	79,545	0%	229,108	251,079	(9)%

Operating Profit	$9,012	$20,337	(56)%	$43,046	$59,459	(28)%
Operating Margin	10%	20%		16%	19%

Investment Advisors:
Revenues	43,467	58,846	(26)%	120,557	181,213	(33)%
Expenses	28,001	30,775	(9)%	81,049	93,702	(14)%

Operating Profit	15,466	28,071	(45)%	39,508	87,511	(55)%
Operating Margin	36%	48%		33%	48%

Institutional Investors:
Revenues	47,458	52,757	(10)%	129,001	154,746	(17)%
Expenses	27,369	30,525	(10)%	74,803	89,993	(17)%

Operating Profit	20,089	22,232	(10)%	54,198	64,753	(16)%
Operating Margin	42%	42%		42%	42%

Investment Managers:
Revenues	35,208	38,202	(8)%	101,911	112,002	(9)%
Expenses	23,047	26,566	(13)%	68,159	77,542	(12)%

Operating Profit	12,161	11,636	5%	33,752	34,460	(2)%
Operating Margin	35%	30%		33%	31%

Investments in New Businesses:
Revenues	1,079	1,811	(40)%	3,502	5,509	(36)%
Expenses	3,171	4,023	(21)%	8,789	12,822	(31)%

Operating Loss	(2,092)	(2,212)	(5)%	(5,287)	(7,313)	(28)%
Operating Margin	n/a	n/a		n/a	n/a

LSV:
Revenues	60,160	64,588	(7)%	149,428	215,509	(31)%
Expenses (1)	38,928	40,754	(4)%	97,083	133,950	(28)%

Operating Profit	21,232	23,834	(11)%	52,345	81,559	(36)%
Operating Margin	35%	37%		35%	38%

Consolidated Segment Totals:
Revenues	$275,933	$316,086	(13)%	$776,553	$979,517	(21)%
Expenses	200,065	212,188	(6)%	558,991	659,088	(15)%

Operating Profit	$75,868	$103,898	(27)%	$217,562	$320,429	(32)%
Operating Margin	27%	33%		28%	33%

(1)	Includes $29,829 and $32,741 for the three-month period ended September 30, 2009 and 2008, respectively, and $73,120 and $112,051 for the nine-month period ended September 30, 2009 and 2008, respectively of noncontrolling interest to the other partners of LSV.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three-and nine-month periods ended September 30, 2009 and 2008 is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Total operating profit from business segments	$75,868	$103,898	$217,562	$320,429

Corporate overhead expenses	(8,897)	(10,420)	(27,235)	(30,876)
Noncontrolling interest reflected in segments	30,168	33,291	73,968	114,561
LSV Employee Group Expenses (1)	(1,836)	(1,820)	(5,476)	(5,460)

Income from operations	$95,303	$124,949	$258,819	$398,654

(1)	Includes $1,805 for the three-month period ending September 30, 2009 and 2008, and $5,416 for the nine-month period ended September 30, 2009 and 2008 of amortization expense related to intangible assets owned by LSV Employee Group LLC. The amortization is offset through noncontrolling interest since SEI does not have any ownership in LSV Employee Group LLC.

Third-Quarter Business Commentary:

•	All segments realized lower third-quarter 2009 revenues compared to third quarter 2008 primarily due to still-depressed capital markets when compared to year ago levels.

•

The improvement of capital markets in the third quarter 2009 compared to second quarter 2009 was the primary driver of improved revenues on a sequential quarter basis. The Institutional Investors and Investment Managers segment results were also positively affected by new business wins.

•

The third-quarter 2009 results include gains of $14.9 million associated with SIV-related securities held by SEI. Additional information pertaining to SIV-related issues involving SEI and its sponsored money market funds is contained in SEI’s 2008 Form 10-K filed February 25, 2009 and SEI’s 2009 second-quarter Form 10-Q filing dated August 5, 2009.

•

In September 2009, SEI purchased the remaining SIV from the SDIT Prime Obligation Fund for $60.7 million. As a result of this purchase, SEI’s obligation under the Capital Support Agreement was canceled. SEI has now purchased all SIVs owned by its money market funds and has no capital support agreements left in place.

•

The third-quarter 2009 results include $7.7 million of additional depreciation expense associated with a change in the useful life of previously capitalized software development costs for some components related to Global Wealth Platform (GWP). This charge was due to the expected replacement of these components with components contained in the next release of GWP scheduled for Q4 2009. The bulk of this expense is contained in the Private Banks segment ($5 million) and the Investment Advisors segment ($1.9 million), depressing third-quarter 2009 margins.

•	During the third quarter 2009, the Institutional Investors segment recorded a one-time charge of $2.2 million related to an operational error.

•	Assets under management increased by $20.4 billion during the third quarter 2009 to $156.1 billion, primarily due to market appreciation.

•	In the third quarter, SEI purchased 975,000 shares of its common stock for $18.5 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 p.m. ET on October 21, 2009. Investors may listen to the call at www.seic.com (Investor Information section), or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 119321.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of September 30, 2009, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $383 billion in mutual fund and pooled assets and manages $156 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from numerous offices worldwide. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2009	2008
Asset management, admin. and distribution fees	$206,235	$243,162
Information processing and software servicing fees	56,241	56,577
Transaction–based and trade execution fees	13,457	16,347

Total revenues	275,933	316,086

Commissions and fees	36,419	42,336
Compensation, benefits and other personnel	73,621	80,932
Consulting, outsourcing and professional fees	20,173	26,213
Data processing and computer related	11,234	11,325
Facilities, supplies and other costs	18,817	18,656
Depreciation and amortization	20,364	11,675

Total expenses	180,628	191,137

Income from operations	95,305	124,949

Net gain (loss) on investments	15,616	(42,047)
Interest and dividend income	1,896	3,384
Interest expense	(1,034)	(903)

Income before taxes	111,783	85,383

Income taxes	31,109	19,995

Net income	80,674	65,388

Less: Net income attributable to the noncontrolling interest	(27,947)	(30,893)

Net income attributable to SEI	$52,727	$34,495

Diluted earnings per common share	$0.27	$0.18

Shares used to calculate diluted earnings per common share	192,325	194,696

Basic earnings per common share	$0.28	$0.18

Shares used to calculate basic earnings per common share	190,850	191,554

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Asset management, admin. and distribution fees	$558,808	$764,152
Information processing and software servicing fees	173,152	173,804
Transaction–based and trade execution fees	44,593	41,561

Total revenues	776,553	979,517

Commissions and fees	110,111	130,676
Compensation, benefits and other personnel	217,520	248,353
Consulting, outsourcing and professional fees	60,034	79,581
Data processing and computer related	33,926	33,102
Facilities, supplies and other costs	50,453	54,458
Depreciation and amortization	45,688	34,693

Total expenses	517,732	580,863

Income from operations	258,821	398,654

Net loss on investments	(1,367)	(93,387)
Interest and dividend income	5,544	10,745
Interest expense	(2,884)	(2,678)

Income before taxes	260,114	313,334

Income taxes	64,250	76,742

Net income	195,864	236,592

Less: Net income attributable to the noncontrolling interest	(67,366)	(106,987)

Net income attributable to SEI	$128,498	$129,605

Diluted earnings per common share	$0.67	$0.66

Shares used to calculate diluted earnings per common share	191,905	196,300

Basic earnings per common share	$0.67	$0.67

Shares used to calculate basic earnings per common share	190,986	192,457

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) September 30, 2009	December 31, 2008
Assets

Cash and short-term investments	$507,485	$416,643
Restricted cash	20,000	14,000
Receivables	221,352	208,209
Other current assets	20,918	100,819

Total current assets	769,755	739,671

Property and equipment, net	141,103	148,124
Marketable securities	210,897	86,693
Capitalized software, net	282,700	270,606
Goodwill	22,842	22,842
Intangible assets, net	46,775	52,518
Other assets, net	18,952	21,261

Total assets	$1,493,024	$1,341,715

Liabilities

Current liabilities (1)	$129,339	$329,894
Long-term debt	269,792	24,332
Deferred income taxes	90,744	104,548
Long-term liabilities	4,937	4,067

Total SEI Investments Company shareholders’ equity	886,413	769,152
Noncontrolling interest	111,799	109,722

Total Equity	998,212	878,874

Total liabilities and equity	$1,493,024	$1,341,715

(1)	Includes $173,983 at December 31, 2008, respectively, of an accrual related to money market funds support agreements.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Sep. 30, 2008	Dec. 31, 2008	Mar. 31, 2009	Jun. 30, 2009	Sep. 30, 2009
Private Banks:
Equity/Fixed Income prgms.	$14,436	$10,573	$9,679	$10,892	$12,479
Collective Trust Fund prgm.	1,028	1,145	1,198	1,176	1,098
Liquidity funds	9,253	9,194	8,929	7,581	6,524

Total assets under mgmt.	$24,717	$20,912	$19,806	$19,649	$20,101

Client assets under admin.	12,301	10,622	9,920	10,143	10,941

Total assets	$37,018	$31,534	$29,726	$29,792	$31,042

Investment Advisors:
Equity/Fixed Income prgms.	$27,817	$21,631	$18,832	$21,705	$24,739
Collective Trust Fund prgm.	2,471	2,606	2,716	2,621	2,521
Liquidity funds	2,859	3,436	3,458	2,469	2,243

Total assets under mgmt.	$33,147	$27,673	$25,006	$26,795	$29,503

Institutional Investors:
Equity/Fixed Income prgms.	$39,775	$34,966	$32,565	$36,955	$43,672
Collective Trust Fund prgm.	1,001	942	791	755	707
Liquidity funds	3,930	4,582	3,802	3,462	4,624

Total assets under mgmt.	$44,706	$40,490	$37,158	$41,172	$49,003

Investment Managers:
Equity/Fixed Income prgms.	$10	$8	$3	$3	$4
Collective Trust Fund prgm.	6,453	5,974	6,917	6,794	7,075
Liquidity funds	699	869	898	505	528

Total assets under mgmt.	$7,162	$6,851	$7,818	$7,302	$7,607

Client assets under admin. (A)	256,553	234,628	221,798	213,930	216,222

Total assets	$263,715	$241,479	$229,616	$221,232	$223,829

Investments in New Businesses:
Equity/Fixed Income prgms.	$704	$519	$472	$473	$473
Liquidity funds	115	153	157	133	93

Total assets under mgmt.	$819	$672	$629	$606	$566

LSV Asset Management
Equity/Fixed Income prgms.	$51,296	$37,714	$32,308	$40,210	$49,349

Consolidated:
Equity/Fixed Income prgms (B)	$134,038	$105,411	$93,859	$110,238	$130,716
Collective Trust Fund prgm.	10,953	10,667	11,622	11,346	11,401
Liquidity funds	16,856	18,234	17,244	14,150	14,012

Total assets under mgmt.	$161,847	$134,312	$122,725	$135,734	$156,129

Client assets under admin. (C)	268,854	245,250	231,718	224,073	227,163

Total assets	$430,701	$379,562	$354,443	$359,807	$383,292

(A)	Client assets under administration in the Investment Managers segment include $64,148 of assets balances that require limited services and therefore are at fee levels below our normal full service assets (as of September 30, 2009).
(B)	Equity/Fixed Income programs include $2,290 of assets invested in various asset allocation funds at September 30, 2009.
(C)	In addition to the numbers presented, SEI also administers an additional $8,552 in Funds of Funds assets (as of

September 30, 2009) on which SEI does not earn an administration fee.